SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report Pursuant
to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 25, 2004

RURAL CELLULAR CORPORATION

(Exact name of Registrant as Specified in its Charter)

Minnesota

(State or Other Jurisdiction of Incorporation)

0-27416	41-1693295

(Commission File Number)	(IRS Employer Identification No.)

3905 Dakota Street S.W., Alexandria, Minnesota	56308

(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code	(320) 762-2000

Former Name or Former Address, if Changed Since Last Report

Item 5. Other Events.
Item 7. Financial Statements, Pro Forma Financial Statements and Exhibits
SIGNATURES
Press Release

Item 5. Other Events.

On March 25, 2004, Rural Cellular Corporation issued a press release announcing the placement of its private offering of $350 million aggregate principal amount of its 81/4% senior secured notes due 2012 and $160 million aggregate principal amount of its senior secured floating rate notes due 2010. The floating rate notes bear interest equal to LIBOR plus 4.50% per year, adjusted quarterly. The Company also entered into an agreement for a new revolving credit facility. A copy of this press release is attached as Exhibit 99.1 to this report.

Item 7. Financial Statements, Pro Forma Financial Statements and Exhibits

(c) Exhibits

99.1	Press release, dated March 25, 2004 of Rural Cellular Corporation.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

RURAL CELLULAR CORPORATION
/s/ Richard P. Ekstrand
Richard P. Ekstrand
President and Chief Executive Officer

Date: March 25, 2004